EXHIBIT 99.1

Aptose Receives Second Advance under the Loan Agreement with Hanmi Pharmaceutical to Continue Development of Tuspetinib in Triplet Therapy for AML

SAN DIEGO and TORONTO, July 15, 2025 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. ("Aptose" or the "Company") (TSX: APS; OTC: APTOF), a clinical-stage precision oncology company developing a tuspetinib (TUS) based triple drug frontline therapy to treat patients with newly diagnosed acute myeloid leukemia (AML), today announced that it has received an additional advance of US$2.0M from Hanmi Pharmaceutical Co. Ltd. (“Hanmi”), as part of a US$8.5M loan facility agreement with Hanmi (the “Loan Agreement”) announced prior on June 20, 2025 (press release here). To date, Aptose has received an aggregate of US$4.5M under the Loan Agreement.

“Tuspetinib in combination with venetoclax and azacitidine (the TUS+VEN+AZA triplet) continues to demonstrate exciting antileukemic activity and safety across genetically diverse populations of newly diagnosed AML patients – including TP53-mutated AML and wildtype AML, representing large AML populations for which there are few treatment options,” said William G. Rice, Ph.D., Chairman, President and Chief Executive Officer of Aptose. “We are very grateful to Hanmi for its continued support to help advance tuspetinib clinical development and further extend Aptose's ability to fund this important study.”

Tuspetinib is a convenient once daily oral agent that potently inhibits targets that drive excessive proliferation and anti-apoptotic mechanisms, including SYK, mutated and wild type forms of FLT3, mutated KIT, JAK1/2, and RSK2 kinases. Yet, TUS maintains a favorable safety profile by avoiding typical toxicity concerns observed with other agents. The ongoing TUSCANY triplet Phase 1/2 study is designed to test various doses and schedules of TUS in combination with standard dosing of azacitidine and venetoclax in newly diagnosed patients with AML who are ineligible to receive induction chemotherapy. At the European Hematology Association Congress in June, Aptose reported early data from the first two dose cohorts that have demonstrated safety, CRs and minimal residual disease (MRD) negativity across patients with diverse mutations (press release here).

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage compound tuspetinib (TUS), is an oral kinase inhibitor that has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including statements relating but not limited to, the use of proceeds of the Loan Facility Agreement, the development of tuspetinib, and statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to negotiate a collaboration agreement to jointly develop tuspetinib with Hanmi, our ability to remain compliant with Nasdaq listing requirements and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com